UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

Form 8-K

CURRENT REPORT

PURSUANT TO SECTION 13 OR 15(d) OF THE SECURITIES EXCHANGE ACT OF 1934

Date of report (date of earliest event reported): August 3, 2006

PDL BioPharma, Inc.

(Exact name of registrant as specified in its charter)

Delaware	000-19756	94-3023969
(State or other jurisdiction of incorporation)	(Commission File No.)	(I.R.S. Employer Identification No.)

34801 Campus Drive

Fremont, California 94555

(Address of principal executive offices)

Registrant’s telephone number, including area code:

(510) 574-1400

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02. Results of Operations and Financial Condition.

On August 3, 2006, PDL BioPharma, Inc. (“we” or the “Company”) conducted a webcast conference call regarding our financial results for the quarter ended June 30, 2006 (the “Earnings Call”). The transcript of the conference call is attached as Exhibit 99.1 to this current report on Form 8-K and is incorporated herein by reference.

Use of Non-GAAP Financial Information

To supplement the information that was presented in accordance with U.S. generally accepted accounting principles (“GAAP”), in our historical information for the period presented in the Earnings Call, we provided certain non-GAAP financial measures that exclude from the directly comparable GAAP measures certain non-cash and other charges. These non-GAAP financial measures exclude depreciation of property and equipment, stock-based compensation expense, amortization of intangible assets, interest income and other, net, interest expense, income taxes and certain other items. We believe that these non-GAAP measures enhance an investor’s overall understanding of our financial performance by reconciling more closely to the actual cash expenses of the Company in its operations as well as excluding expenses that in management’s view are unrelated to our core operations, the inclusion of which may make it more difficult for investors and financial analysts reporting on the Company to compare our results from period to period. Non-GAAP financial measures should not be considered in isolation from, or as a substitute for, financial information presented in compliance with GAAP, and non-GAAP financial measures as reported by the Company may not be comparable to similarly titled items reported by other companies.

Revision to Previously Announced Second Quarter 2006 Results of Operations

During the preparation of our financial statements for the quarter ended June 30, 2006, and subsequent to our August 3, 2006 press release regarding our financial results for the second quarter and the six months ended June 30, 2006 and the Earnings Call (together, the “Earnings Announcement”), we recorded an adjustment within our land, property and equipment account of approximately $9.1 million, which related to a reclassification from construction in progress to buildings and improvements for assets that we had placed into service during prior periods. In connection with this reclassification, during the second quarter of 2006, we recorded $0.7 million of depreciation expense, representing the cumulative amount of depreciation that should have been recognized from the time at which these assets were placed in service, and $0.5 million of interest expense, representing the cumulative amount of interest expense that should have been recognized instead of capitalized in our construction in progress account for these assets. The reclassification of these assets, and the depreciation and interest expense amounts recognized in connection with the reclassification, were not reflected in the financial results presented in the Earnings Announcement. As compared to the financial information presented in the Earnings Announcement, these adjustments increased net loss by $1.2 million, or approximately $0.01 per basic and diluted share. The impact on the condensed consolidated balance sheet data was not material. The reclassification and related charges had no effect on the non-GAAP financial measures presented in the Earnings Announcement because the non-GAAP financial measures presented in the Earnings Announcement exclude depreciation of property and equipment and interest expense, among other things.

Item 9.01 Financial Statements and Exhibits.

(d)	Exhibits.

Exhibit No.	Description
99.1	Transcript of webcast conference call, held on August 3, 2006, regarding the financial results of PDL BioPharma, Inc. for the quarter ended June 30, 2006

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

Date: August 9, 2006

PDL BioPharma, Inc.

By:	/s/ Andrew Guggenhime
Andrew Guggenhime
Senior Vice President and Chief Financial Officer